NASDAQ: MBRX | moleculin.com

MOLECULIN

BETTER TREATMENTS, MORE TOMORROWS



Corporate Presentation

JUNE 30, 2026

Disclaimer

All statements contained herein other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Our potential to sustain our relationship with MD Anderson revolves around the continued collaboration and capitalizing on intellectual property resulting from sponsored research. The feasibility and promptness of our clinical trials are influenced by regulatory stipulations from entities like the US Food & Drug Administration (FDA) and their global counterparts. As such, all of our trials, including the MIRACLE trial, are subject to timely, future filings with and feedback, allowance, approvals, etc. from the FDA and their global counterparts. The implications of global events, such as the conflict in Ukraine or the Middle East, and prevalent supply chain challenges, play a role in our forward-looking statements. We will require significant additional financing, for which we have no commitments, in order to conduct our clinical trials as described in this presentation, and the milestones described in this presentation assume our ability to secure such financing on a timely basis. Additionally, our ongoing need for securing regulatory approvals in essential markets, and sourcing cost-effective drug solutions are core to our forward-looking statements. Furthermore, our commitments concerning intellectual property licenses, the potential efficacy of our drug candidates, market reception, potential product liabilities, and the emerging competitive landscape are also fundamental to our forward-looking statements. All scientific and clinical statements in this presentation, including any reference related to cardiotoxicity or the lack thereof concerning Annamycin, reflect current data and expert opinion as detailed in the Company's filings, from time to time, with the SEC, and are subject to revision upon completion of ongoing and future clinical studies. Our dependencies on third-party manufacturers, strategies for establishing business collaborations, the defense of our intellectual property rights, our plans for fostering company growth, and the imperative to retain key executive personnel also guide our projections. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this presentation may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. More detailed information about Moleculin is set forth in our filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. Data related to currently active trials of Moleculin are preliminary and subject to change until a final Clinical Study Report is published. Readers should not place undue reliance on such preliminary data. The Company undertakes no obligation to update, revise or correct any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Our Team

Walter V. Klemp
Founder, President, CEO and Chairman

Donald Picker, PhD
Chief Scientific Officer

Jonathan P. Foster
Executive VP & Chief Financial Officer

Dr. John Paul Waymack
Senior Chief Medical Officer

Robert Shepard, MD, FACP
Medical Advisor

Adriano Treve
Strategic Advisor

7	FDA Approvals
2	Big Pharma Exits
18	Moleculin Clinical Trials
~$1	Million in Management Investment in MBRX
200	Years of Combined Drug Development Experience

Technology Portfolio

Program	Indication	Status (Preclinical/ IND/CTA – Phase 1 – Phase 2 – Phase 3)
Annamycin Anthracycline designed to avoid multidrug resistance mechanisms and lack the cardiotoxicity	R/R AML[3]	Miracle: Adaptive Phase 2B/3 Active
	STS Lung Mets	2 Trials – Phase 1B/2 Completed; P3 Ready
	Pediatric R/R AML	Received Positive FDA Feedback, Start of Phase 2B/3 Trial Expected 2027
	Pancreatic Cancer	Phase 1b/2: Investigator-Initiated at Atlantic Health System – IND planning active
	Pancreatic Cancer	UNC Chapel Hill IIT *in vitro* / *in vivo* + other
WP1066[1,2] STAT3 Inhibitor	Adult GBM	NU IIT with Radiation Active; P2 Active
	Pediatric Brain Tumors	Emory IIT P1 Closed; Preclinical active and P2 Planning
WP1122 Anti-Metabolite	GBM; Virology	IIT P2 Ready

Q1 2026
45th subject treated with unblinding of data for 45 subjects thereafter

Investigator-initiated funded development active or targeted

MOLECULIN

1. This is the oral formulation. WP1066 IV formula has preclinical work being performed at Emory ITT. 2. Re-formulation of WP1066 studies are being performed at Emory. 3. 3L Adult AML clinical trial planned 2027

All technology derived from or jointly developed with MD Anderson Cancer Center (Houston)

Opportunity for Market Cap Growth

ANNAMYCIN

Disruptive Technology

Patented NCE with ODD & Fast Track status and Rare pediatric potential which we believe to have - 1) Superior safety & efficacy serving huge unmet need; 2) First ever non-cardiotoxic alternative; 3) Avoids resistance mechanisms; 4) Superior tissue/organ distribution

Clinically Advanced

Greater Phase 2 efficacy over FDA approved 2L AML therapies[3]; Phase 3 Pivotal R/R AML trial underway with FDA guidance and low approval bar; strong early data (n=45); 2nd readout end of 2026; Encouraging efficacy also seen in STS Phase 2 trial; Pancreatic cancer IIT beginning 2026

Market Potential

Nearly $1 billion market[1] in AML alone; 10x growth potential in additional indications supported by Phase 1/2 or preclinical data

Diverse Pipeline

Additional oncology/viral drug candidates[2] with successful Phase 1/2 trials being funded by investigator-initiated studies

Deep Management Bench

200 years of biotech experience; multiple FDA approvals

MOLECULIN

1 – See slide entitled "Annamycin Potentially Supports ~$900M Opportunity"
2 – See pipeline chart and investigator-initiated preclinical work and clinical trials.
3 – Reference to approved FDA 2L therapies.

AnnAraC Could Meaningfully Address a Significant Unmet Need in R/R AML


Fit
7+3 induction
~50% of 1L
~14[1] /100
+
Unfit
Ven-Aza
~50% of 1L
~15[2] /100
+
Targeted
gene-defined
~50% of 2L have appropriate genotype
~9[3] /100
≈
AnnAraC
Annamycin + Ara-C
~60 /100
Current preferred therapies leave an unmet need for ~60% of AML patients
= Positive outcome
Successful bone marrow transplant or lasting remission
= Unmet need

Across every approved pathway, only about 38 of 100 AML patients reach a durable positive outcome. In trials, AnnAraC (Annamycin + Ara-C) produced a complete response in ~50% of second-line patients— offering the potential to meaningfully increase the positive outcomes for R/R AML.

[1] Fit ~14%: 0.5 (deemed fit) × 0.36 (durable remission leading to BMT) × 0.8 (BMT success rate) = 0.14
[2] Unfit ~15%: 0.5 (deemed unfit) × 0.37 (durable remission leading to BMT or lasting remission) × 0.8 (BMT success rate) = 0.15
[3] Targeted ~9%: 0.62 (R/R from 1L) × 0.18 (% of 2L with requisite genotype × associated CR rate for respective targeted therapy) × 0.8 (BMT success rate) = 0.09
Illustrative; figures per 100 patients, rounded. AnnAraC is investigational and not approved. Source: company-sponsored trials & management estimates; forward-looking.

Anthracyclines: Ripe for Disruption

~50% of cancers are treated with an anthracycline[1]

~60% of pediatric cancer treatments[2]

65% of treatments ≥ FDA limit result in heart damage[3]

60% of childhood cancer survivors develop cardiac dysfunction[4]

$1.5 billion paid for the last anthracycline improvement[5]
(3.6 mo.>OS, no change in cardiotoxicity, 2016, AML only)

[1] Maudens KE Stove CP Lambert WE. Quantitative liquid chromatographic analysis of anthracyclines in biological fluids. Journal of Chromatography B. 2011879(29):2471-2486.
[2] George IA et al. Obesity Predisposes Anthracycline-Treated Survivors of Pediatric Cancer to Cardiac Dysfunction. 2025.
[3] Qiu Y Jiang P and Huang Y (2023) Anthracycline-induced cardiotoxicity: mechanisms monitoring and prevention. Front. Cardiovasc. Med. 10:1242596. doi: 10.3389/fcvm.2023.1242596
[4] Nathan PC et al. Cardiac Outcomes in Survivors of Pediatric and Adult Cancers. Canadian Journal of Cardiology. 201632(7):891-900.
[5] Jazz Pharmaceuticals plc and Celator Pharmaceuticals Inc. Jazz Pharmaceuticals and Celator Pharmaceuticals Announce Agreement for Jazz Pharmaceuticals to Acquire Celator for $30.25 Per Share. May 31 2016.

Major Structural Differences; Unique Lipid Delivery System

DOXORUBICIN



van der Waals radius = 1.09 A
Amino Group

ANNAMYCIN



7-fold >
Volume
van der Waals radius = 2.04 A
Iodine

L-ANNAMYCIN

nataxarubicin liposome



API
Multilamellar
Vesicle

Note: L-Annamycin is used in scientific literature to differentiate between the API and the liposomal formulation; in all investor communications, Annamycin refers to L-Annamycin and all clinical research is conducted with L-Annamycin

Annamycin vs. Currently Prescribed Anthracyclines

Comparative profile against the doxorubicin-class standard of care.

PROPERTY	**Annamycin** naxtarubicin liposome	**Current Anthracyclines** Doxorubicin class
Terminal half-life	**~1–2 hours**	**~20–48 h**[1]
Net charge at physiological pH	**Neutral**	**Positive (cationic)**
Cardiotoxicity	**None detected**[2] Independent review, 90 pts; doses to 2,970 mg/m^2; ΔLVEF −0.12% (p=0.84).	**Dose-dependent CHF**[3] ~5% @ 400, ~26% @ 550, ~48% @ 700 mg/m^2.
Avoids MDR1 mechanisms	**Yes**[8]	**No**[8]
Vesicant activity	**None**[8] Does not require a central line.	**Potent vesicant**[4] Tissue necrosis on extravasation.
Alopecia	**~7%**[9]	**~60–100%**[5] Up to ~93% in AC combinations.
Severe mucositis (Grade ≥3)	**0% (0/22)**[6] Combination of Annamycin with high-dose cytarabine.	**~16–26%**[6] Intensive / dose-intensified 7+3; higher at escalated idarubicin / high-dose cytarabine.
Shelf life (unopened vials)	**5 years**[10]	**~2 years**[7]

Sources: 1. Pfizer/FDA Adriamycin label — doxorubicin clinical pharmacology. Annamycin data per PK studies summarized in Investigators' Brochure. 2. Moleculin, ASCO 2026 — pooled cardiac-safety analysis across 5 completed trials (AML & soft-tissue sarcoma), independent Cleveland Clinic review, 90 pts treated / 78 paired LVEF; ΔLVEF −0.12% (95% CI −1.34 to 1.09; p=0.84); no dose (p=0.12) or age (p=0.73) correlation; cumulative exposure to 2,970 mg/m^2. 3. Swain et al., Cancer 2003 (cumulative-dose CHF — congestive heart failure). 4. ESMO-EONS extravasation guidelines / ONS. 5. Chemotherapy-induced alopecia reviews, Cancers 2024–25. 6. Severe mucositis: Annamycin (AnnAraC, MB-106) — 0/22 Grade ≥3 events (Mucosal inflammation; high-dose cytarabine 2.0 g/m^2/day × 5, with cryotherapy/mouthwash prophylaxis), per MB-106 Clinical Study Report. Comparator ~16-26% from intensive/dose-intensified 7+3 induction (idarubicin or DNR 90 mg/m^2 ± high-dose cytarabine): StatPearls "Oral Mucositis" (NCBI NBK565848); idarubicin dose-escalation, high-dose Ara-C (PubMed 12161355); NCRI AML17, *Blood* 2015;125:3878. 7. FDA doxorubicin HCl prescribing information. 8. Per published research conducted at MD Anderson. 9. Per CSR data from MB-104, 105, 106 and 107. 10. Per vendor studies.

MOLECULIN

Annamycin: Disruptive Technology Potential

Disruptive Technology

Novel anthracycline with major structural changes and novel lipid delivery system; Notable advancement in history of anthracyclines

Potentially First Ever Non-Cardiotoxic Alternative

Zero cardiotoxicity seen in >100 subjects treated, most dosed over the lifetime maximum allowable limit (some up to 5x the limit); Data independently reviewed by Cleveland Clinic and FDA; allows treatment of otherwise unfit patients and expansion to consolidation and maintenance therapy

Greater Efficacy Than Approved Targeted 2L AML Drugs

60% CRc (50% CR) with DoR @ 13 months and OS @ 15+ months; High response rate in Ven failures; Mutation agnostic (MB-106 Study)

Avoids Resistance Mechanisms

Circumvents MDR1 (P-glycoprotein pumps); avoids cross-resistance with existing anthracyclines, venetoclax and cytarabine

Superior Tissue/Organ Distribution

Multilamellar lipid-based delivery system supports rapid cellular uptake; "organotropism" enables potential of targeting cancers

Adaptive Trial Design

MiRACLE

Moleculin R/R AML AnnAraC Clinical Evaluation

Part A

Adult R/R AML
2nd Line
n=90
randomize 1:1:1

Annamycin
190 mg/m^2 +
HiDAC
(n=30)

Annamycin
230 mg/m^2 +
HiDAC
(n=30)

Control Arm
HiDAC + placebo
(n=30)

2 Unblinded Data Readouts

Establish Optimum Dose*

***Criteria:**
Efficacy
Safety
Tolerability

Part B

Adult R/R AML
2nd Line
n=222
randomize 1:1

Annamycin Optimum Dose + HiDAC
(n=111)
Pooling of Part A (30) and Part B (111)

Control Arm
HiDAC + placebo
(n=111)
Pooling of Part A (30) and Part B (111)

Doses and adaptive design recommended by FDA in end of Phase 1B/2 meeting; Primary Endpoint = CR rate at ~1 month; US IRB approved

MOLECULIN

Note: The clinical trial approval with EMA was granted under the condition that the Company present results of appropriate nonclinical GLP studies before initiating the Phase 3 portion (Part B) of the study. Results will be submitted as a substantial modification to the existing approved protocol.

Estimated Regulatory Timeline



2026
2027
2028
2029
Part A n=90 • 3-arm (1:1:1)
Part B n=222 • 2-arm (1:1)
~18 months; Optimum dose from Part A vs. Control; n=60 carries forward from Part A for total Phase 3 n=282
Rolling NDA
Unblinded Readout, n=45
End of June 2026
Breakthrough Therapy Designation submitted
3Q 2026
n=90 fully Recruited
3Q 2026
Unblinded Readout, n=90
Select Optimum Dose
Year End 2026
NDA Approval
2029

MIRACLE Part A

A global, adaptive Phase 3 of Annamycin + HiDAC vs. HiDAC alone

POPULATION
AML adults
R/R after first-line therapy

→ **1:1:1 randomization** →
Stratified, blinded, adaptive

ARM 1	ARM 2	ARM 3
HiDAC + placebo	**Annamycin 190**	**Annamycin 230**
High-dose cytarabine	190 mg/m^2 + HiDAC	230 mg/m^2 + HiDAC
n = 17 at first interim	**n = 14** at first interim	**n = 14** at first interim

ENDPOINTS - MIRACLE

PRIMARY	**Complete remission rate (CR)**
SECONDARY/ EXPLORATORY	**Composite Complete Remission Rate (CRc), Durability, Overall Survival, BMT Rate, MRD and Genotyping**

FIRST INTERIM

n = 45

Evaluable for response, on an intent to treat basis

Source: CCR report dated 5 June 2026. CCR is a division of Worldwide Clinical Trials.

n45 Interim Results

Both Annamycin arms outperform control on primary and secondary endpoints



12%
2/17
CR
29%
5/17
CRc
43%
6/14
CR
50%
7/14
CRc
36%
5/14
CR
57%
8/14
CRc
Control
HiDAC + placebo
Annamycin 190
190 mg/m² + HiDAC
Annamycin 230
230 mg/m² + HiDAC
Measured after only one cycle

iDMC RECOMMENDATION

Continue MIRACLE without modification

No safety signal warranting protocol changes.

% over AGE 60: **75.6%**

1L REGIMEN	
7+3	55.6%
Ven-HMA	31.1%
Other	13.3%

ENROLLING SITES
11

COUNTRIES
7

MOLECULIN

First interim analysis, n = 45, intent-to-treat. CR = complete remission; CRc = composite complete remission (CR + CRi + CRh) per ELN 2022 criteria. P value: CR = .158, CRc = .293. Statistical significance not expected at n=45. Source: CCR report dated 5 June 2026. CCR is a division of Worldwide Clinical Trials, sites and countries per CCR weekly reports.

Pooled Data: Consistent Efficacy Across 50 Subjects


36%
8/22
41%
9/22
CR
CRc
39%
11/28
54%
15/28
CR
CRc
38%
19/50
48%
24/50
CR
CRc

MB-106
AnnAraC · all lines (1st–7th)
Allowed multiple cycles
n = 22

MB-108 (MIRACLE)
Annamycin 190 + 230 pooled
Measured after only one cycle
n = 28

Combined
MB-106 + MB-108
n = 50

CRc = CR+CRi+CRh. MB-106 (AnnAraC): ITT subjects with efficacy determined, all lines, as of 30 Jun 2025 (preliminary). MB-108 (MIRACLE): pooled Annamycin 190 + 230 mg/m^2 arms, randomized double-blind ITT, first interim. Pooled for illustration; studies differ in design.

Preliminary Blinded Efficacy in R/R Ven-Treated Subjects


47%
8/17
29%
5/17
CR
CRc
Venetoclax-pretreated (1L)

n = 17

INTERPRETATION

These are **blinded** results — the analysis population shown here **still includes the placebo control** arm.

All 17 subjects (of the first 45) received **venetoclax as part of first-line therapy** — a population in which response rates to subsequent treatment are typically low.

CRc = CR+CRi+CRh (ELN 2022). Source: blinded clinical trial database for MB-108 (MIRACLE) as of the first interim analysis. Data are preliminary and subject to change. Note: the unblinded data reviewed by the iDMC included 14 subjects described as receiving primarily Ven-HMA as a 1L regimen, which, per the blinded data set, excluded 3 additional subjects whose 1L treatment included venetoclax in addition to non-HMA related therapies.

Targeted Therapies Create Another Opening for Annamycin

Why the shift toward targeted therapy expands Annamycin's potential role rather than threatening it

1

Limited as monotherapy

Targeted agents (FLT3, IDH, NPM1, KMT2A) deliver only modest remission rates used on their own.

→

2

Best in combination

Their strongest results come added to classic induction — most likely in the first-line setting.

→

3

Triplets increase toxicity

Layering targeted-agent toxicity onto cytotoxic chemotherapy compounds the tolerability burden.

→

4

Annamycin is the solution

Potential to match or exceed 7+3, mutation-agnostic, excels in Ven-HMA failures, non-cross-resistant, easier on patients, avoids cardiotoxicity.

THE LOGICAL OUTCOME

NEAR TERM

Universal salvage

We believe Annamycin should be the default salvage therapy for nearly all relapsed or refractory AML — regardless of mutation or which targeted path the patient started on. This is especially true for Ven-HMA failures.

AS THE DATA MATURES

First-line backbone

With further testing, we believe Annamycin can become the preferred, better-tolerated cytotoxic partner to targeted therapies — the triplet backbone in first-line treatment.

Reflects the Company's strategic view of the AML treatment landscape; efficacy and safety characterizations are based on clinical data to date and remain subject to ongoing trials.

Current Standard-of-Care Outcomes in R/R AML

Across approved salvage regimens for relapsed or refractory acute myeloid leukemia (R/R AML), reported complete-remission rates remain low and median overall survival short — underscoring a persistent unmet medical need.

CURRENT R/R STANDARD-OF-CARE ALTERNATIVES

Metric	Ven-HMA meta-analysis	Targeted agents approved 2L, avg	Conventional salvage CLAVELA · n = 381	Post Ven-HMA failure salvage · n = 24
CR complete remission	16%[b]	21%[c]	12%[d]	4%[e]
CRc composite (CR+CRi+CRh)	38%[b]	29%[c]	21%[d]	12.5%[e]
Median OS overall survival	5.5 mo[b]	~6–12 mo[c]	3.3 mo[d]	2.4 mo[e]
Therapy	Venetoclax + HMA (azacitidine / decitabine)	Approved FLT3 / IDH / menin inhibitors (mutation-restricted)	Investigator's choice of 7 NCCN salvage regimens	Heterogeneous salvage after Ven + HMA

Note: we have cited multicenter, approval or large head-to-head comparison trials. While literature searches can locate one-off exceptions for some salvage therapies, they are not generally recognized by ELN or NCCN.

b Ven-HMA: CRc (38%) is the Cai et al. (Ann Hematol 2025;104:4931–4948) pooled CR/CRi for VEN+AZA-alone in R/R AML; that meta-analysis reports no standalone CR and could not pool OS (its 2.4–25-month spread was driven by non-VEN+AZA-alone regimens, including a VEN+AZA+trametinib study). CR (16%) and median OS (5.5 mo) are from a representative real-world VEN+HMA doublet R/R AML cohort (Front Oncol 2021;11:649209, n=25; composite CR 32%). **c** Targeted: CR/CRc are averages across approved 2L single-agent FLT3/IDH/menin inhibitors (prescribing information; mutation-restricted). Median OS range reflects pivotal trials — quizartinib 6.2 mo, ivosidenib 8.8, gilteritinib 9.3, enasidenib 9.3, olutasidenib 11.6. **d** Conventional salvage: Roboz GJ, et al. J Clin Oncol 2014;32(18):1919–1926 (CLAVELA) — investigator's-choice arm of 7 NCCN regimens; CR 12%, composite response (CR+CRi) 21%, median OS 3.3 mo (elacytarabine arm: CR 15%, response 23%, OS 3.5 mo). **e** Post Ven-HMA failure: Maiti A, et al. Haematologica 2021;106(3):894–898 — salvage subgroup (n=24): CR 4%, CRc 12.5%; median OS 2.4 mo for all R/R patients (n=41). Cross-trial comparison — separate studies, different eras, populations and designs; not head-to-head. NA = not yet available; NR = not reported; — = not disclosed. CR/CRc per ELN 2022. HMA = hypomethylating agent.

MOLECULIN

AnnAraC Efficacy in Relapsed or Refractory AML

In relapsed or refractory acute myeloid leukemia (R/R AML), AnnAraC has produced complete-remission and composite complete-remission rates across the MB-106 and MB-108 (MIRACLE) cohorts, with activity observed in venetoclax-pretreated patients.

Metric	ANNAMYCIN + CYTARABINE (AnnAraC) MB-106 pooled n = 22 (18 R/R + 4 1L)	 MB-108 pooled n = 28	 MB-108 Ven-pretreated n = 17
CR complete remission	36%	39%	29%
CRc composite (CR+CRi+CRh)	41%	54%	47%
Median OS overall survival	12.4 mo[a]	NA	NA
Therapy	Annamycin + HiDAC; all lines (1st–7th)	Annamycin 190 + 230 + HiDAC; 2L; 1 cycle	Annamycin ± HiDAC; blinded, incl. control arm

a AnnAraC: Moleculin MB-106 Phase 1B/2 (Annamycin + cytarabine), ITT efficacy-evaluable, as of 30 Jun 2025; preliminary, subject to final CSR. The MB-106 pooled cohort (n=22) is predominantly relapsed or refractory: 18 of 22 subjects were R/R, with 4 treated in the first line (CR and CRc 50% in that first-line subset); reported MB-106 rates are pooled across all 22. MB-106 OS shown is the 2nd-line subset (n=10); OS for the full pooled cohort (n=22) not yet reported. MB-108 (MIRACLE) first interim (n=45 ITT), CCR report 5 Jun 2026 — blinded/preliminary, pooled across 190 & 230 mg/m^2 arms; OS not yet available (NA). Ven-pretreated column is a blinded subgroup (n=17) spanning all arms including the HiDAC control: CR 29%, CRc 47%. Cross-trial comparison — separate studies, different eras, populations and designs; not head-to-head. NA = not yet available. CR/CRc per ELN 2022. HiDAC = high-dose cytarabine. AnnAraC = Annamycin (naxtarubicin) + cytarabine.

Oncologists Declare 6 out of 7 Likelihood to Prescribe Annamycin

GAPS IN STANDARD OF CARE

Only 1 of 19 oncologists is highly satisfied with current R/R AML options.

Targeted therapies too narrow
Meaningful gains limited to ~30–60% of R/R patients.

Post-venetoclax is a critical void
Options after ven-based therapy are severely limited.

Durability remains the #1 unmet need
Rapid relapse is the norm.

Transplant gap persists
Bridging patients to the only curative pathway (BMT) remains unreliable.

Efficacy–tolerability trade-off
Limited options for older/unfit all-comer patients.

ANNAMYCIN FILLS THE GAP

High, durable efficacy of Annamycin is attractive to prescribers.

Biomarker-agnostic efficacy
Oncologists repeatedly praise Annamycin's all-comer applicability.

No cardiotoxicity signal
Cardiac-sparing profile expands eligibility to older, co-morbid and anthracycline-exposed patients.

Fills the post-venetoclax void
Compelling in the poorly-served post-ven setting.

Deep, durable responses
Bridging patients to cure.

KEY POSITIONING POINT

Re-engineered anthracycline framing
"The backbone of the anthracycline— made better."

HIGH LIKELIHOOD TO PRESCRIBE

6/7

Average likelihood to prescribe
across surveyed oncologists.

STRONGEST INTENT TO USE AS A GO-TO OPTION

Fit / intermediate-fit, transplant-eligible
Primary target population.

Post-venetoclax failure
Compelling option in the post-ven void.

Biomarker-negative patients
Where targeted therapies don't apply.

Pediatric patients
Priority on bridging to BMT and cardiac safety.

Source: Independent Qualitative Research, April 2026 • n=19 oncologists (KOL, Hem/Med Onc, Ped Onc).

Payers Believe Efficacy Rates Support Competitive Pricing for Annamycin

CHALLENGES PAYING FOR STANDARD OF CARE

Operational burden, cost and policy complexity are primary payer concerns.

Total cost of care eclipses drug acquisition
Hospitalizations, sequential therapies and supportive care drive spend above price.

Inpatient burden strains operations
7+3 incurs costs often not fully offset by DRG reimbursement.

Coverage complexity with limited guidance
Access pathways are fragmented across plans.

Access controls add friction
Biomarker validation and response-based continuation create ongoing admin burden.

ANNAMYCIN CAN SHIFT THE STANDARD OF CARE

Annamycin's expected impact across the cost-of-care equation:

Shorter course reduces inpatient cost
5-day regimen shortens hospital stay and staff-intensive inpatient days.

Faster path to transplant saves downstream costs
Higher CR and MRD-negative rates accelerate transplant eligibility.

All-comer eligibility reduces testing
Few expensive biomarker panels required prior to initiation.

Non-cardiotoxicity reduces monitoring
Lower cardiac monitoring and complication costs.

Infusion-center model
Enables better cost management vs. inpatient.

ANNAMYCIN PRICING

$27.5 – 35K

Per Infusion – range cited by payers who offered a specific price, with a ceiling defined by targeted therapies

PAYERS SUPPORT A MODEST PREMIUM

Premium over Vyxeos
Supported by superior efficacy and all-comer eligibility.

Preferred status
Tied to cost-competitiveness vs. targeted agents.

Line of therapy & response criteria
Will govern access and continuation.

MOLECULIN

Source: Independent Qualitative Research, April 2026 • n=10 payers (5 insurers, 5 hospital administrators).

How Market Research Arrived at ~33K per Infusion

BENCHMARKED TO VYXEOS, THE CLOSEST IV COMPARATOR

Vyxeos sets the reference point

The branded liposomal IV regimen — approved in newly-diagnosed secondary AML — that payers used as the IV pricing benchmark: ~$25,000 per infusion (~$75,000 per cycle).

Payers anchor new IV agents to Vyxeos

Total-cost-of-care and DRG economics for an inpatient IV chemotherapy are judged against this familiar benchmark, not against oral targeted therapies.

Consensus: a premium is warranted

Most payers agreed Annamycin could be priced above Vyxeos — if modestly — given its stronger efficacy profile

TRIANGULATED FROM PAYER-ELICITED PRICE RANGES

Acceptable band volunteered: $27,500–$35,000

A subset of payers, shown the blinded profile, named this range per infusion as acceptable.

Upper-range insurer view: $30,000–$35,000

"Price it higher than Vyxeos, but not a whole lot higher than the oral targeted therapy drugs." — Insurer

~$33K sits in the supported upper-middle

Above the Vyxeos premium floor, below the point where per-infusion cost concerns turn negative.

SUPPORTED PRICE

~33K

PER INFUSION

Payer-cited acceptable range: **$27.5-35K**

ANCHORED TO

- **Premium over Vyxeos (~$25K/infusion)**
- **Below the all-in cost of oral targeted therapy**
- **Broad, biomarker-agnostic all-comer pool**

Vyxeos approved indication (newly-diagnosed t-AML / AML-MRC): VYXEOS (CPX-351) U.S. Prescribing Information; FDA approval, Aug 2017.
Source: Independent Qualitative Market Research, April 2026 • n=10 Payers (5 hospital administrators, 5 insurers); n=19 HCPs/KOLs.

Payers Support a Premium Where Efficacy and Total Cost of Care Align

WHAT PAYERS WEIGH

Total cost of care, not drug price alone
Hospitalization, monitoring, complications and sequential therapy dominate the AML cost burden.

Inpatient IV carries DRG risk
Drug cost can exceed the bundled DRG payment — but a 5-day regimen vs. 7+3 shortens stays and eases that burden.

Access is actively managed
Prior authorization, step therapy, line-of-therapy limits and MRD-based continuation gate utilization.

Preferred status hinges on value
Favorable cost paired with standout efficacy is the path to preferred formulary positioning.

UNIT PRICE VS. TOTAL COST OF CARE

Illustrative drug cost over a 12-month treatment episode


Ven-HMA regimens $15–35K/mo · ongoing until progression
Annamycin (IV) ~$33K/infusion · finite 5-day course
Vyxeos (IV) ~$75K/cycle · finite

A higher unit price ≠ higher total cost. Annamycin's finite course — with ~50% of responders bridging to potentially curative transplant — caps drug spend, while oral targeted therapy accrues cost indefinitely until progression.

Oral costs: U.S. WAC, ~$15–35K per 30-day supply (Venclexta, Xospata, Tibsovo, Idhifa), 2025–26. IV pricing per market research. Illustrative — not a formal cost model.

MOLECULIN MANAGEMENT CONCLUSION

- **A defensible premium to Vyxeos.** Research validates pricing Annamycin at ~$33K per infusion — within the range payers named acceptable.
- **The premium is earned by efficacy.** 50–60% CR/CRc, 12+ month median OS (vs. 6–9), 75% MRD-negative, and 50% bridged to transplant.
- **It lowers total cost of care.** A 5-day regimen and no observed cardiotoxicity directly answer payers' DRG, monitoring and inpatient concerns.
- **It serves a broad population.** Biomarker-agnostic, all-comer use expands the treatable pool, reinforcing value at this price.

AML Potentially Supports ~900M Opportunity; Pipeline Indications Could Expand Peak Potential to ~$9.9B

~907M
AML PEAK REVENUE • BASE CASE

$9.85B
PORTFOLIO PEAK • BASE CASE

INDICATION	US INC/YR	EX-US INC/YR	SHARE	BASE PEAK
CLINICAL-STAGE				
Adult R/R AML (60% unmet need) P3	12,600	18,000	25%	$0.65B
Adult 1L AML (+40%, adds all patients)	8,400	12,000	15%	$0.26B
Soft-Tissue Sarcoma P1B/2	13,000	25,000	10%	$0.46B
PRECLINICAL / IIT				
Osteosarcoma	1,000	2,500	10%	$0.04B
Pediatric (anthracycline-treated)	10,000	10,000	10%	$0.27B
Pancreatic Cancer	60,000	175,000	5%	$1.33B
Breast — Visceral Mets (lung/liver)	71,000	140,000	5%	$1.27B
Hepatocellular Carcinoma	33,000	120,000	5%	$0.64B
Colorectal — Visceral Mets (lung/liver)	80,000	320,000	5%	$2.16B
RCC — Lung Mets	67,000	160,000	5%	$1.32B
Endometrial — Lung Mets	67,000	145,000	5%	$1.26B
Total	**423,000**	**1,127,500**	**6%**	**$9.85B**

Peak Annual Revenue Illustration

AML Only • Base Case

	US	EX-US	TOTAL
AML incidence	21,000	30,000	51,000
2L R/R @ 60%	12,600	18,000	30,600
25% market share	3,150	4,500	7,650
4 infusions / patient	12,600	18,000	30,600
WAC per infusion	$30,000	$15,000	
2L/RR peak revenue	$378M	$270M	$648M
Add 1L (40% > 2L)	$151M	$108M	$259M
AML Peak Revenue	**$529M**	**$378M**	**$907M**

NOTES: For illustration purposes only. AML market share to be validated by quantitative analysis currently under way. 1 cycle of treatment = 3 infusions, illustration assumes an average of 1.33 cycles per patient

MOLECULIN

Source: Management Estimates. See Appendix slide titled "Notes for Potential Revenue Estimate"

Next Steps

Enrollment continues to Part A completion and selection of the optimal dose for Part B

RECRUITMENT TO DATE

67 / 90

Part A target • n = 90

74% enrolled

TODAY
First interim
n = 45 analyzed (ITT)

PART A
Full enrollment
67 of 90 enrolled to date

DOSE SELECTION
Adaptive readout
Single Annamycin dose advances

PART B
Pivotal expansion
Optimal dose vs. control

PER PROTOCOL Part A data from the selected optimal-dose and control arms carry forward and are combined with Part B data in the pivotal analysis.

With iDMC clearance and a clear efficacy signal in both Annamycin arms, we believe MIRACLE proceeds towards a registration-enabling readout.

MOLECULIN

Per Management estimates and assessment of blinded MB-108 data provided by CCR trial database. CCR is a division of Worldwide Clinical Trials.

Appendix



History of Development

Pre-2016

- Wetzler M, et.al publish encouraging AML data from truncated Callisto trial
- Aronex and Callisto begin AML/ALL clinical trials but stop development due to acquisition/insolvency; license rights returned to MD Anderson
- AnnaMed, Inc. (formed by W. Klemp) licenses from MD Anderson

2016

- AnnaMed, Inc. assigns rights to Moleculin Biotech, Inc. as part of Moleculin's IPO

2018

- Annamycin receives Orphan Drug designation from FDA for AML
- MB-104 P1 initiated in US; multi-center single agent r/r AML (limited by FDA to subtherapeutic dose)
- Annamycin receives Fast Track designation from FDA for AML

2020

- MB-105 initiated in EU; P1/2 multi-center single agent r/r AML (unlimited dose escalation)
- MB-104 concluded
- Annamycin receives Orphan Drug designation from FDA for STS

2022

- NIO STS trial initiated in Poland (alternate dosing regimen)
- MB-105 Concluded
- MB-106 initiated in EU; multi-center P1/2 combination r/r AML
- MB-107 initiated in US; multi-center single agent STS (unlimited dose escalation)
- Annamycin receives Fast Track designation from FDA for STS

2024-25

- Start up of Phase 3 MIRACLE (MB-108) trial of AnnAraC in 2L AML
- US PTO awards composition of matter patent to Annamycin (coverage thru 2040)
- EoP2 meeting with FDA results in Phase 3 design
- Amended IND submitted to FDA

Next

MOLECULIN

AML Clinical History

	PHASE 1: MB-104 MONOTHERAPY 100-120 mg/m^2	PHASE 1/2: MB-105 MONOTHERAPY 120-240 mg/m^2	PHASE 1/2: MB-106 COMBINATION THERAPY Annamycin + HiDAC	PHASE 2B/3: MB-108 (MIRACLE) COMBINATION THERAPY Annamycin + HiDAC
	• n = 7 • **17% CRi (at suboptimal dosing)** • Dosing limited by FDA Lifetime Anthracycline Dose (LTMAD) • Trial location – US	• n = 20 • Median lines of prior therapy = 4 • Median age of 240 mg/m^2 (RPD2) cohort = 65 years • **80% ORR in 240mg/m^2 cohort (N=5)** • Trial location - Poland	• **All subjects 41% CRc; 36% CR (n=22, 0-6 prior lines)** • **2nd Line 60% CRc, 50% CR (n=10, 1 prior line)** • Median age all subjects = 69 • Trial location – Poland & Italy • "3+5" therapy	• n=45 analyzed (first interim, ITT); 65/90 enrolled in Part A (as of 6/23/26) • **Pooled 190 + 230 mg/m^2: 54% CRc; 39% CR (n=28)** • Adult R/R AML, 2nd line; randomized 1:1:1, double-blind, placebo-controlled • 14 sites across 11 countries
KEY FINDINGS	• **Well-tolerated in the study population** • Limited to low doses • Morphologic leukemia-free state achieved in one subject in the 120 mg/m^2 cohort	• **Positive correlation between response rate and dose**	• **Median overall survival:** 2nd line = 12.4 mos. (n = 10) • **Median durability CR's:** 13.1 months and increasing (n = 8) • Strong efficacy signal even where Ven-HMA has failed	• **iDMC: continue MIRACLE without modification**– no safety signal warranting protocol changes • **Blinded data shows 47% CRc in venetoclax-pretreated subjects (n=17, across all arms, including control)**– a population where response is typically low • Clear efficacy signal in both Annamycin arms
REGULATORY SIGNIFICANCE	• **Demonstrated safe dosing** within FDA-mandated limitations for anthracycline exposure	• **Demonstrated safe dosing beyond FDA** (and EMA) limitations for cumulative anthracycline exposure and early efficacy as single agent	• **Addition of Cytarabine supported by compelling preclinical data** showing improvement over Annamycin monotherapy	• **Advanced Phase 2B/3 design recommended by FDA** at end-of-Phase1B/2 meeting; pivotal, registration-enabling readout (primary endpoint CR rate at ~1 month)

Source: Clinical study reports for MB-104 & MB-105. MB-106 & MB-108 data are preliminary and subject to change. MB-108 (MIRACLE) per first interim analysis (n=45, ITT), CCR report 5 June 2026. CRc = CR+CRi+CRh; "ITT" = intent to treat; HiDAC = high-dose cytarabine.

Annamycin Delivered Superior Efficacy in MB-106 in R/R AML

CR[1]	50%
CRc[1]	60%
OS for CR[3]	15.2 months+
OS for 2L[1]	12.4 months
OS for (1-7L)[4]	12.4 months
CR Durability[2]	13.1 months
MRD Negative[3]	75%
BMT[3]	50%



The Phase 2 data shown here represent more than 2x the complete remission rate of the leading 2L AML treatments.

Durability and OS are also substantially higher.

Note: MB-106 Trial – Annamycin in combination with Ara-C (AnnAraC) for AML

1 – Median; 2L subjects (n=10) 2 – Median; 1-3L CR's (n=8). Durability for CRc is ~6 mos (n=9). 3 – CR or better responders (n=8). 4 continue with OS. 4 – For all subjects measurable OS (n=22). 5 - Bruno C. Medeiros, Is there a standard of care for relapsed AML?, Best Practice & Research Clinical, Haematology, Volume 31, Issue 4, 2018, Pages 384-386, ISSN 1521-6926; Roboz GJ, Sanz G, et al. Guadecitabine vs TC in relapsed/refractory AML after intensive chemotherapy: a randomized phase 3 ASTRAL-2 trial. Blood Adv. 2024 Apr 23;8(8):2020-2029. doi: 10.1182/bloodadvances.2023012062. PMID: 38231126; PMCID: PMC11103175.; Faderl S, Wetzler M, et al. Clofarabine plus cytarabine compared with cytarabine alone in older patients with relapsed or refractory acute myelogenous leukemia: results from the CLASSIC I Trial. J Clin Oncol. 2012 Jul 10;30(20):2492-9. doi: 10.1200/JCO.2011.37.9743. Epub 2012 May 14. PMID: 22585697; PMCID: PMC4874149. All – As of June 30, 2025. Data is preliminary subject change and subject to final Clinical Study Report.

MOLECULIN

MB-106: AnnAraC 2L Efficacy in Venetoclax R/R Patients

Venetoclax regimen failure leaves patients with dismal options

AGE	RELAPSED OR REFRACTORY	VEN-AZA/ VEN-DEC BEST EFFICACY	VEN-AZA/ VEN-DEC CYCLES (MONTHS)	ANNARAC CYCLES	ANNARAC EFFICACY	OVERALL SURVIVAL (MONTHS)
78	Relapsed	PD	17	3	CR	24.9+
64	Refractory	SD	2	1	CR	14.1
64	Relapsed	CR	2	2	CRi[1]	3.2
75	Refractory	PR	6	1	PD	2.0
75	Relapsed	CR	Unknown	0	Allergic[2], PD	NA[2]

AnnAraC 40% CR rate and 60% CRc rate in Venetoclax R/R AML

Recent study[3] of Ven-HMA failures in 1L patients:

- Dismal outcomes upon failure - OS median for R/R AML post Ven regimens is 2.4 months
- R/R that received salvage therapy (n=24) attained CRc 12.5% and CR 4%

Kura (Ziftomenib) just announced 36% CRc rate in Ven failures (non-ITT, combined with Ven, n=14) and did not disclose CR rate[4]

AnnAraC > 4x better by comparison

MOLECULIN

1– Subject succumbed to an infection that, upon review, could have been avoided with proper standard of care infection prophylaxis
2– Subject had allergic reaction to Annamycin and therefore did not receive a full treatment cycle; 1st such reaction in approximately 100 patients treated
3– A. Maiti, C. Rausch, J. Cortes, Et al, "Outcomes of relapsed or refractory acute myeloid leukemia after frontline hypomethylating agent and venetoclax regimens., Haematologica online, vol. 106 No.3 (2021)
4– Kura Oncology; data presented at the 2024 American Society of Hematology (ASH) Annual Meeting

MB-106 Phase 1/2 (Annamycin + Ara-C (AnnAraC); n = 22)

LINE OF THERAPY	ALL LINES (1ST – 7TH)	1ST LINE	2ND LINE	2ND & 3RD LINE COMBINED
Subjects Evaluable	22	4	**10**	14
Subjects Evaluable Not Dosed per Protocol	2	0	**1**	1
Median Age - Years (Range)	67.5 (19-78)	56.5 (19-69)	**71 (53 - 78)**	69.5 (53-78)
Complete Remission (CR)	**8 (36%)**	**2 (50%)**	**5 (50%)**	**6 (43%)**
Complete Remission Composite (CRc)	9 (41%)	2 (50%)	**6 (60%)**	7 (50%)
Partial Response (PR)	2	0	**1**	2
BMT to Date	4	1	**2**	3

MOLECULIN

Notes: 1) As of June 30 2025. Data from MB-106 are for intent to treat subjects who had efficacy determined (n=22); 2) Data from MB-106 are preliminary and subject to change – CSR to be published; and 3) Relapses include 1 death due to pneumonia (unrelated to drug).

MB-106: Durability, MRD, Prior Therapies - CR/CRi



Preliminary
Days
100
200
300
400
>600
>700
Prior Therapy
2
MRD
BMT
1
2
3
4
5
6
7
8
9
CR
CRi
~10 mos+ median durability for CRs
~11 mos median OS+ for all 2L
75% of CRs MRD negative
50% of CRs bridged to BMT
7+3
VenAza
Other
Pos
Neg
= Durability of Remission
= Overall Survival
= Continuing
= Prior Lines of Therapy
= See Notes Below

As of July 15, 2025

1) MB106 data are preliminary and subject to change until a Clinical Study Report is published. 2) MRD testing is not standard between sites. 3) Progression based on circulating blasts. Achieved CR with BMT afterward. Relapsed post BMT and died of infection. 4) Subjects did not receive SOC for infection and succumbed to infection. 5) Subjects comprise median durability for CRs. Subject #9 is ongoing thus CRs' durability is increasing. 6) Subject relapsed and was treated under compassionate use and achieved another CR and remains on follow-up on OS.

MOLECULIN

MB-106 Response by Genotype and Mutation

89% (n=9) of CRc responses came from subjects with "generally poor prognosis cytogenetics and mutations"

Annamycin appears to be "genotype/mutation agnostic"


TF's or PR
CRc's
0 of 1
Q31 CHRM
2 of 3
Complex Karyotypes
1 of 3
KMT2A
2 of 2
RUNX1/1T1
1 of 1
SF3B1
3 of 3
ASXL1
0 of 0
CD33
0 of 0
FLT3
1 of 1
IDH2
0 of 0
IDH1
0 of 2
TP53
1 of 9
None/Not tested
8
6
4
2
0
2
4

Note – n=20; Some subjects had multiple mutations or abnormalities, hence totals of treatment failures (TF), partial remissions (PR) or composite complete remissions (CRc) do not equal totals for each response category – TF's/PR's, or CRc's; Data are anecdotal only and not intended to indicate statistical significance. Not all mutations/subjects were tested.

Landscape of Targeted Therapy Efficacy[1]

~18% of 2L AML Patients Expected to Achieve CR w/ Approved Targeted Therapies



21%
5.8%
19%
2.3%
22%
1.7%
32%
2.4%
13%
1.3%
14%
4.9%
18%
18%
Gilteritinib (Xsopata) (FLT3)
Enasidenib (Idhifa) (IDH2)[2]
Ivosidenib (Tibsova) (IDH1)[2,5]
Olutasidenib (Rezlidhia) (IDH1)[2,5]
Gemguzumab (Mylotarg) (CD33)[2]
Ziftomenib (NPM1/ KMT2Ar)[2]
Ara-C (HiDAC)[3]
CR[6]
Prevalence Weighted Benefit[7]
(CR rate x Eligibility)

MOLECULIN

See Appendix for All Notes – 1 This chart compares Complete Response (CR) rates as submitted for FDA approval for existing 2nd line therapies (as single agents); Note: these data are from separate clinical trials with differing protocol designs and should not be considered direct comparisons. For example, existing therapies were tested in and approved only for those subjects with corresponding mutations. Mylotarg data are adjusted for subsequent studies showing reduced relevance of limited CD33 expression.

Notes (see slide "Landscape of Targeted Therapy Efficacy")

1. This chart shows Complete Response (CR) rates as submitted for FDA approval for existing 2nd line therapies (as single agents); Note: these data are from separate clinical trials with differing protocol designs and should not be considered direct comparisons. For example, existing therapies were tested in and approved only for those subjects with corresponding mutations. Mylotarg data are adjusted for subsequent studies showing reduced relevance of limited CD33 expression.
2. Not approved in EU; US approval only; Kura has filed for approval of Ziftomenib in the US.
3. High-Dose Ara-C: Mirros Trial, 81% 2nd line patients; 17% CR, within 56 days, Konopleva et al, Blood Advances, 26 July 2022, Volume 6, Number 14; 2 – Classic I Trial, 18% CR rate within 120 days, Faderl et al, J Clin Oncol, July 2012, Volume 30, Number 20
4. Not used.
5. Assumes each drug targeting IDH1 achieves its respective CR number independent of the other (i.e., no cannibalization between drugs).
6. CR numbers for FDA approved second line therapies: F Thol et al; How I treat refractory and relapsed acute myeloid leukemia; Blood; 4 January 2024; Volume 143, Number 1. Note: some trials included patients with more than one prior lines of therapy.
7. CR rate multiplied by % of AML population presenting with targeted mutation (example: Gilteritinib achieved 21% CR rate in FLT3 subjects, which mutation is present in 27.5% of AML population, hence 21% x 27.5% = 5.8% of the total AML population are expected to achieve CR with this therapy).

2L Treatment Alternatives

	Ven-Aza[1]	Targeted[2]	AnnAraC[3]
Approval study size (n)	67 (Accelerated approval for 1L AML)	92-247	**10** (P3 unblindings at 30 and 60 subjects pending in 2026, approval expected on 152)
CRc	38% (in 2L)	29% (average)	**60%**
CR	16% (in 2L)	21% (average)	**50%**
Median number of cycles	13	4-5	**1.75**
Durability of response	6-10 months	4-11 months	**13 months**
Days in clinic[4]	~105	~10-12	**~12-14**
Suitable patient population	Must exclude 1L Ven-Aza (~half of AML patients)	Only in specific mutations (40-50% of AML patients left unserved)	**Most 2L patients**[5]

1. Ven-HMA: CRc (38%) is the Cai et al. (Ann Hematol 2025;104:4931–4948) pooled CR/CRi for VEN+AZA-alone in R/R AML; that meta-analysis reports no standalone CR and could not pool OS (its 2.4-25-month spread was driven by non-VEN+AZA-alone regimens, including a VEN+AZA+trametinib study). CR (16%) and median OS (5.5 mo) are from a representative real-world VEN+HMA doublet R/R AML cohort (Front Oncol 2021;11:649209, n=25; composite CR 32%). 2. Prescribing information for Gilteritinib, Idhifa, Tibsovo and Ziftomenib. 3. Moleculin MB-106 Phase 1B/2 clinical trial. 4. Clinician interviews (Ven-Aza: Azacitidine is delivered in 7 daily injections per cycle (month) plus 2 follow up visits in cycle 1 and at least 1 thereafter; Targeted: 4 visits during first cycle (month) and 2 per cycle for duration of treatment; AnnAraC: infusion over 5 days plus 1-2 follow up visits). 5. AnnAraC is considered mutation agnostic, 3L and beyond, ECOG ≥3 and LVEF <50% subject to confirmatory trial post-approval. FDA is limiting 2L use in FLT3 positive subjects in the MIRACLE trial unless a FLT3 inhibitor is inappropriate or unavailable. Additional limits on prior anthracycline use to less than 200 mg/m2. Management estimates the initial labeling should represent 70-80% of all 2L AML patients.

MOLECULIN

AML Alone Has Significant Potential Value

	APPROVED PHASE 2 COMPLETE						PRE-APPROVAL
	1st Line		2nd Line				
	Jazz	AbbVie	Servier	Kura[1]	Syndax[1]	JNJ[1]	Moleculin
	Vyxeos	Venclexta	Idhifa/Tibsovo	Ziftomenib	Revumenib	617	Annamycin
N	153	286	199/174	20	57	17	10
CR	**38%**	**37%**	**19%/25%**	**35%**	**18%**	**24%**	**50%**
CRc	48%	64%	23%/33%	40%	25%	47%	60%
AML Population	50%	50%	15-23%	30%[2]	24%[2]	30%[2]	60%

MOLECULIN

1. All three are pursuing essentially the same patient population; best overall performance from either NPM1 mutation or KMT2A rearrangement cohorts
2. Limited to 2nd Line due to low CRc performance

Notes for Potential Revenue Estimate

Adult R/R AML (2L Primary)

- **US incidence / total AML pool:** ACS Cancer Facts & Figures 2024; SEER Acute Myeloid Leukemia Stat Facts. https://seer.cancer.gov/statfacts/html/amyl.html
- **Ex-US developed incidence:** GLOBOCAN 2022 / IARC Cancer Today; Döhner H et al. Diagnosis and management of AML in adults: 2022 ELN recommendations. Blood. 2022; Miranda-Filho A et al. Lancet Haematol. 2018. https://gco.iarc.who.int/today/
- **Pricing and Peak Share:** Management Estimates

Adult AML (1L Add-on)

- **US incidence:** ACS Cancer Facts & Figures 2024; SEER Acute Myeloid Leukemia Stat Facts. https://seer.cancer.gov/statfacts/html/amyl.html
- **Ex-US developed incidence:** GLOBOCAN 2022 / IARC Cancer Today; Döhner H et al. Diagnosis and management of AML in adults: 2022 ELN recommendations. Blood. 2022; Miranda-Filho A et al. Lancet Haematol. 2018. https://gco.iarc.who.int/today/
- **Pricing and Peak Share:** Management Estimates

Soft-Tissue Sarcoma

- **US incidence:** ACS Cancer Facts & Figures 2024; SEER Acute Myeloid Leukemia Stat Facts. https://seer.cancer.gov/statfacts/html/amyl.html
- **Ex-US developed incidence:** Stiller CA et al. Descriptive epidemiology of sarcomas in Europe. Eur J Cancer. 2013;49:684–695. https://pubmed.ncbi.nlm.nih.gov/23079473/
- **Clinical Support:** OncLive, "Annamycin Drives Clinical Benefit in Soft Tissue Sarcoma Lung Metastases," Jun. 4, 2025. https://www.onclive.com/view/annamycin-drives-clinical-benefit-in-soft-tissue-sarcoma-lung-metastases; Moleculin press release Jun. 4, 2025. https://moleculin.com/moleculin-reports-positive-topline-efficacy-results-from-u-s-phase-1b-2-clinical-trial-evaluating-annamycin-for-the-treatment-of-soft-tissue-sarcoma-lung-metastases-mb-107/
- **Pricing and Peak Share:** Management Estimates

Osteosarcoma

- **US incidence:** SEER Cancer Stat Facts / ACS; Ottaviani G, Jaffe N. The epidemiology of osteosarcoma. Orphanet J Rare Dis. 2009;4:8. https://pubmed.ncbi.nlm.nih.gov/20213383/
- **Ex-US developed incidence:** Ottaviani & Jaffe 2009; RARECARENet/Stiller 2013. https://pubmed.ncbi.nlm.nih.gov/20213383/
- **Clinical Support:** Lipshultz SE et al. Cardiotoxicity and cardioprotection in childhood cancer. Acta Haematol. 2014;132:391–399. https://pubmed.ncbi.nlm.nih.gov/24284979/
- **Pricing and Peak Share:** Management Estimates

Pediatric Cancer (Anthracycline-Treated)

- **US incidence:** ACS Cancer Facts & Figures 2024; Lipshultz SE et al. Acta Haematol. 2014;132:391–399. https://pubmed.ncbi.nlm.nih.gov/24284979/
- **Ex-US developed incidence:** GLOBOCAN 2022 / IARC Cancer Today; Steliarova-Foucher E et al. International incidence of childhood cancer 2001–10. Lancet Oncol. 2017;18:719-731. https://pubmed.ncbi.nlm.nih.gov/28410997/
- **Clinical Support:** Lipshultz SE et al. Cardiotoxicity and cardioprotection in childhood cancer. Acta Haematol. 2014;132:391–399. https://pubmed.ncbi.nlm.nih.gov/24284979/
- **Pricing and Peak Share:** Management Estimates

Pancreatic Cancer

- **US incidence:** ACS Cancer Facts & Figures 2024. https://www.cancer.org/content/dam/cancer-org/research/cancer-facts-and-statistics/annual-cancer-facts-and-figures/2024/2024-cancer-facts-and-figures-acs.pdf
- **Ex-US developed incidence:** IARC Cancer Today / GLOBOCAN 2022. https://gco.iarc.who.int/today/; Huang J et al. Worldwide burden, risk factors, and trends in pancreatic cancer. Gastroenterology. 2021;160:744–754.
- **Pricing and Peak Share:** Management Estimates

Breast Cancer

- **US incidence:** ACS Cancer Facts & Figures 2024; Plasilova ML et al. Features of triple-negative breast cancer. Medicine (Baltimore). 2016. https://pubmed.ncbi.nlm.nih.gov/27583878/; Kennecke H et al. Metastatic behavior of breast cancer subtypes. J Clin Oncol. 2010. https://pubmed.ncbi.nlm.nih.gov/20498394/; Xiao W et al. Breast cancer subtypes and risk of distant metastasis at initial diagnosis. Cancer Manag Res. 2018. https://pubmed.ncbi.nlm.nih.gov/30464629/
- **Ex-US developed incidence:** IARC Cancer Today / GLOBOCAN 2022. https://gco.iarc.who.int/today/
- **Clinical Support:** Zielinski R et al. Liposomal Annamycin inhibition of lung localized breast cancer cells. SABCS poster. https://moleculin.com/wp-content/uploads/2022/04/San-Antonio-BC-Symposium-Poster.pdf
- **Pricing and Peak Share:** Management Estimates

Hepatocellular Carcinoma

- **US incidence:** AACS Cancer Facts & Figures 2024; Rumgay H et al. Global/regional/national burden of primary liver cancer by subtype. Eur J Cancer. 2022;161:108-118. https://www.sciencedirect.com/science/article/abs/pii/S0959804921012430
- **Ex-US developed incidence:** IARC Cancer Today / GLOBOCAN 2022. https://gco.iarc.who.int/today/; Rumgay 2022.
- **Pricing and Peak Share:** Management Estimates

Colorectal Cancer — Visceral Metastases (Liver and/or Lung)

- **US incidence:** ACS Cancer Facts & Figures 2024; Engstrand J et al. Colorectal cancer liver metastases — a population-based study. BMC Cancer. 2018. https://pubmed.ncbi.nlm.nih.gov/29334918/
- **Ex-US developed incidence:** IARC Cancer Today / GLOBOCAN 2022. https://gco.iarc.who.int/today/; Engstrand 2018.
- **Pricing and Peak Share:** Management Estimates

RCC — Lung Metastases

- **US incidence:** ACS Cancer Facts & Figures 2024; Capitanio U et al. Epidemiology of renal cell carcinoma. Eur Urol. 2019;75:74–84. https://pubmed.ncbi.nlm.nih.gov/30243799/
- **Ex-US developed incidence:** IARC Cancer Today / GLOBOCAN 2022. https://gco.iarc.who.int/today/; EAU RCC Guidelines epidemiology. https://uroweb.org/guidelines/renal-cell-carcinoma/chapter/epidemiology-aetiology-and-pathology
- **Pricing and Peak Share:** Management Estimates

Endometrial — Lung Metastases

- **US incidence:** ACS Cancer Facts & Figures 2024.
- **Ex-US developed incidence:** IARC Cancer Today / GLOBOCAN 2022. https://gco.iarc.who.int/today/
- **Pricing and Peak Share:** Management Estimates

MiRACLE – FDA Established Pathway to Potential Approval

MiRACLE

Moleculin R/R AML AnnAraC Clinical Evaluation

ANNARAC V. HIDAC[1]

Compare
Annamycin
+ HiDAC (AnnAraC)
v. HiDAC alone

3 ARM W/ 2 EARLY DATA READOUTS

Adaptive trial design per Project Optimus[2] determines Part B dose

CR = PRIMARY ENDPOINT

Primary Endpoint is Complete Response after ~35 days (OS is secondary)

SoC POST R/R EITHER ARM

Standard of care available to all R/R subjects post initial treatment

Met with the FDA in summer 2024 for an End of P1B/2 Meeting which assisted with development of the MIRACLE trial. FDA agreed that MB-106 demonstrated no cardiotoxicity.

Notes: 1 – High-Dose Ara-C (2 gm/m2/day for 5 days); 2 – See Project Optimus slide in Appendix

n45 Interim Results

Both Annamycin arms outperform control on primary and secondary endpoints



29% 13/45 CR
44% 20/45 CRc
All Arms
Pooled population
12% 2/17 CR
29% 5/17 CRc
Control
HiDAC + placebo
43% 6/14 CR
50% 7/14 CRc
Annamycin 190
190 mg/m² + HiDAC
36% 5/14 CR
57% 8/14 CRc
Annamycin 230
230 mg/m² + HiDAC

iDMC RECOMMENDATION

Continue MIRACLE without modification

No safety signal warranting protocol changes.

% OVER AGE 60 **75.6%**

1L REGIMEN

55.6%	31.1%	13.3%
7+3	Ven-HMA	Other

First interim analysis, n = 45, intent-to-treat. CR = complete remission; CRc = composite complete remission (CR + CRi + CRh) per ELN 2022 criteria. P value: CR = .158, CRc = .293.
Source: CCR report dated 5 June 2026. CCR is a division of Worldwide Clinical Trials.

Annamycin: A Novel Anthracycline



Annamycin
Epirubicin
Doxorubicin
Idarubicin

UNIQUE NEW STRUCTURE

- Incorporates key structural elements of 3 different clinically used anthracyclines, plus
- The 3'-deamination and introduction of iodine at C-2; Iodine is a material add to the molecular mass

RESULT

- Elimination of cardiotoxicity
- Overcomes MDR1 resistance mechanisms
- Increased potency
- Rapid cellular uptake
- **Improved tissue and organ distribution**
- **Active against leukemias resistant to:**
  - **a) Clinically use anthracyclines**
  - **b) Ara-C**
  - **c) Venetoclax**

Traditional Anthracycline Cardiotoxicity Accumulates Over Time and Limits Efficacy

Estimated Cumulative Percentage of Patients with On Study Cardiac Events, by Cumulative Dose[1]



mg/m2
850
550
300
100
100.0%
65.4%
16.2%
0.5%
FDA-recommended lifetime Cumulative Dose Limit of doxorubicin hydrochloride/m2 body surface area.

Dose-Related Risk of Doxorubicin-Induced Congestive Heart Failure (CHF); Patients with CHF by Cumulative Dose[1]



mg/m2
600
450
300
150
8.25%
3.75%
1.80%
0.50%

1. Swain SM, Whaley FS, Ewer MS. Congestive heart failure in patients treated with doxorubicin: a retrospective analysis of three trials. Cancer. 2003;97(11):2869-2879. doi:10.1002/cncr.11407. Available at https://acsjournals.onlinelibrary.wiley.com/doi/10.1002/cncr.11407

MOLECULIN

Annamycin – Efficacy of Traditional Anthracyclines with Less Toxicity Plus Potential for Maintenance Therapy

NON-CARDIOTOXIC

Zero cardiotoxicity per independent expert (84 subjects reviewed to date)

Patients treated up to 5x FDA lifetime max for Dox

Enables repeated cycles and consolidation

AVOIDS CROSS RESISTANCE

with currently prescribed anthracyclines, Ara-C and Venetoclax in preclinical models

ANNAMYCIN

Zero Cardiotoxicity


O
OH
O
CH2OH
OH
O
OH
O
HO
O
CH3
HO
I

Wider therapeutic window

Avoids multidrug resistance

Better tissue/ organ targeting

Engineered to Increase Efficacy While Avoiding the Cardiotoxicity That Limits Today's Anthracyclines

Anthracyclines are among oncology's most effective chemotherapies, but cumulative heart damage caps the amount patients can safely receive. Annamycin was engineered to remove that ceiling without compromising efficacy.

Neutral Molecule

Current anthracyclines have a net positive charge, increasing their affinity for cardiolipin — a lipid concentrated in heart-muscle mitochondria and a key driver of anthracycline heart damage. Annamycin replaces the basic amine (NH_2) group common to all current anthracyclines with a hydroxyl (OH), creating a net neutral molecule under physiologic conditions. We believe that sharply reduces binding to cardiolipin, and is further supported by 3 additional structural changes.

Lipophilic, Lipid-Delivered

Greater fat solubility of the API is enhanced by a unique multilamellar lipid delivery formulation, resulting in improved organ distribution (unique organotropism) and a shorter plasma half-life — potentially limiting the heart's exposure. The biodistribution of Annamycin is dramatically different than doxorubicin, resulting in a beneficial organotropism and broader spectrum of anticancer activity against primary and metastatic tumors.

A Cleaner Mechanism

In contrast to doxorubicin, which can be characterized as a "dirty" drug, hitting many targets at once, Annamycin appears to act as a more potent and selective topo II targeting drug with favorable pharmacokinetics. Coupled with a terminal half-life that is significantly shorter than current anthracyclines, Annamycin is proving to be easier on patients across a range of typical anthracycline-related toxicities, especially cardiotoxicity.

100+

PATIENTS TREATED TO DATE

Bottom line: More than 100 patients treated to date show no signs of cardiotoxicity– consistent with these design differences. Nonclinical work continues to reinforce the mechanism.

100+ patients includes subjects reviewed by independent expert and subjects treated to date in MB-108 with no cardiotoxicity noted.

Eliminating Cardiotoxicity



FDA Lifetime Limit 65% Cardiac Event Level
550mg/m²
100% Cardiac Event Level >8% Heart Failure
850mg/m²
>3000mg/m²
0% Cardiac Events
Currently Prescribed Anthracyclines
Annamycin

Zero Cardiotoxicity in ~100 Patients Treated

- Includes Echo, GLS and troponin evaluation
- Independent review by Cleveland Clinic and FDA[1]
- 81 subjects taken over lifetime limit; up to greater than 3000 mg/m^2

Treated up to 5x the lifetime limit

MOLECULIN

Source Current Cardiology Review, Anthracycline Cardiotoxicity: Prevalence, Pathogenesis and Treatment, Maria Volkova and Raymond Russel III. Referenced from Cancer. 2003 Jun 1;97(11):2869-79. "Congestive heart failure in patients treated with doxorubicin: a retrospective analysis of three trials". Swain SM, Whaley FS, Ewer MS., PMID: 12767102; Preliminary clinical studies from Moleculin. 1 – based on evaluation of first 85 patients treated demonstrated zero cardiac events related to Annamycin

FDA Recommended Model Shows Annamycin's Lack of Cardiotoxicity


% of Mice with Heart Lesions
100
25
0
0
Control
Doxorubicin
Free Annamycin
L-Annamycin
Dose (%LD10)
50
50
50
6 weekly IV injections
43
60
100
8
7
0
Doxorubicin
L-Annamycin
20
30
40
20
30
40
10 weekly IV injections

The gold standard preclinical Bertozolli model for measuring cardiotoxicity shows Annamycin is effectively non-cardiotoxic when compared with doxorubicin.

Free Annamycin (API only) is substantially less cardiotoxic than doxorubicin and L-Annamycin (as formulated) is essentially non-cardiotoxic.

Annamycin Synergizes with Ara-C in Increasing Survival in Highly Aggressive p53-null, FLT3 Mutated AML Model



Analysis of Minimal Residual Disease (MRD)
L-ANN Day 36
L-ANN+ ARA-C Day 36
Bone marrow
Spleen
Lungs

	Median survival	P vs vehicle	P vs ARA-C	P vs L-Ann
vehicle	14	-	0.6	
ARA-C	17	0.6	-	<0.0001
L-ANN	34.5	<0.0001	<0.0001	-
L-ANN + ARA-C	58	<0.0001	<0.0001	<0.0001



Percent survival
100
50
0
0 10 20 30 40 50 60 70 80 90 100 110 120 130
Time, days
Vehicle
L-ANN 4 mg/kg
ARA-C 50 mg/kg
L-ANN + ARA-C

Performance of AML Therapies in 2nd Line

CLAVELA: International Randomized Phase 3 Study of Elacytarabine Versus Investigator Choice in Patients with Relapsed/Refractory Acute Myeloid Leukemia

381

R/R AML subjects

Elacytarabine

(compared with)

7 different NCCN recommended therapies

Therapies compared:

- high-dose cytarabine (HiDAC)
- MEC
- FLAG/FLAG-Ida
- low-dose cytarabine
- hypomethylating agents
- hydroxyurea
- supportive care

Results

There were no significant differences in OS (3.5 vs 3.3 months), response rate (CR = 15% v 12%) between the elacytarabine and control arms, respectively. There was no significant difference in OS among any of the investigator's choice regimens.

Gail J. Roboz, Todd Rosenblat, Martha Arellano, Marco Gobbi, Jessica K. Altman, Pau Montesinos, Casey O'Connell, Scott R. Solomon, Arnaud Pigneux, Norbert Vey, Robert Hills, Tove Flem Jacobsen, Athos Gianella-Borradori, Øivind Foss, Sylvia Vetrhusand, and Francis J. Giles, J Clin Oncol 32:1919-1926. © 2014 by American Society of Clinical Oncology

AnnAraC Demonstrated Superior Complete Remission (CR) Rate Compared to Current Standard of Care


Complete Remission (CR)
HiDAC CR rates are well documented4
17%
n=149
(@ 56 days)
18%
n=157
(@ 120 days)
36%
n=22
43%
n=14
50%
n=10
(@ 49 days)
HiDAC 1
Mirros Trial
HiDAC 2
Classic I Trial
AnnAraC 3
All-Comers
AnnAraC 3
2nd + 3rd Line
AnnAraC 3
2nd Line

Annamycin NDA to be based on CR rate in 2nd line subjects at ~1 month

1 – Mirros Trial, 81% 2nd line patients; 17% CR, within 56 days, Konopleva et al, Blood Advances, 26 July 2022, Volume 6, Number 14; 2 – Classic I Trial, 18% CR rate within 120 days, Faderl et al, J Clin Oncol, July 2012, Volume 30, Number 20; 3 – MB-106 trial, 50% CR rate for 2nd line patients (n=10, within 49 days), 43% CR rate for 2nd + 3rd line patients (n=14), and 36% CR rate for all-comers (1st through 7th line, n=22); 4 – Rates for Mirros and Classic I based on 1 g/m2/day for 5 days vs 2 g/m2/day for 5 days in MB-106 and 108, however per Löwenberg B, et al, Cytarabine Dose for Acute Myeloid Leukemia, N Engl J Med 2011;364:1027-1036 DOI: 10.1056/NEJMoa1010222, VOL. 364 NO. 11, no statistically significant difference in outcomes (including CR) was noted in a head-to-head comparison between 1g/m2/day and 2 g/m2/day..

MOLECULIN

MB-107 STS Lung Mets w/ Annamycin Summary*

*Per final clinical study report



MB-107 Overview

LIPOSOMAL ANNAMYCIN (L-ANNAMYCIN)[1], MB-107 – PHASE 1B/2 STUDY OF LIPOSOMAL ANNAMYCIN (L-ANNAMYCIN) IN SUBJECTS WITH PREVIOUSLY TREATED SOFT TISSUE SARCOMAS WITH PULMONARY METASTASES

A multi-center, open-label, single-arm study that in Phase 1B determined the Maximum Tolerable Dose and recommended Phase 2 Dose ("MTD", "RP2D" respectively) and safety of L-Annamycin and in Phase 2 explored the efficacy of L-Annamycin as a single agent for the treatment of subjects with Soft Tissue Sarcoma (STS) with lung metastases ("STS Lung Mets","Advanced STS") for which chemotherapy was considered appropriate.

Phase 1b
19 subjects
Dose range: 210 - 390 mg/m^2

→

RP2D established:
330 mg/m^2

→

Phase 2
15 subjects treated at RP2D

Total n=36, with n=32 evaluable for PFS (4 lost to follow up or withdrew)

1 – Also known as "Annamycin" and "Naxtarubicin".
Source: Table 5 of Clinical Study Report ("CSR")

Median OS Outperforming in STS Lung Mets

Annamycin delivering better performance 7th line than would be expected even in 2nd line for monotherapy

Meta Analysis of 10 Studies and 2,267 Subjects*
(Range of Salvage Therapies)

MB-107 (n=36)
(Annamycin)



8-12 Months
SoC
13.4 Months
Experimental
2nd Line
13.5 Months
7th Line

*Comandone A, et al; "Salvage Therapy in Advanced Adult Soft Tissue Sarcoma: A Systematic Review and Meta-Analysis of Randomized Trials"; The Oncologist 2017;22:1518–1527

PFS and OS Improved in Dose Dependent Manner



Median PFS (Days)
Median OS (Months)
Responders (SD or PR) after 2 cycles showed improvement in OS and PFS
63
n=32
122
CBR after 2 cycles n=18
127
≤ 2 prior lines n=7
13.5
n=36
19.7
CBR after 2 cycles n=18
19.9
≤ 2 prior lines n=7
210-390 mg/m2, Median 6 prior lines
≤ 330 mg/m2
210-390 mg/m2, Median 6 prior lines
≤ 330 mg/m2
≤330 mg/m2 and ≤2 prior lines of therapy showed improvement in OS and PFS

MOLECULIN

WP1066 Update

Clinical Trial with WP1066 at Northwestern University

- Externally funded investigator-initiated Phase 2 trial of oral WP1066 in combination with radiation treating glioblastoma (GBM), a form of brain cancer
- Northwestern is actively enrolling subjects with 7 recruited dosed to date
- Minimal investment from Moleculin - supplying drug product

Preclinical Studies with WP1066 IV Formula at Emory University

- Evaluating various WP1066 IV formulations in preclinical studies with the goal of selecting the best molecule for potential future clinical development
- Study drug was delivered in April 2025
- Preclinical data anticipated during 2H 2026

Science Advisors



Waldemar Priebe, PhD
MD Anderson Cancer Center
Founding Scientist & SAB Chair



Dr. Daniel Von Hoff
Mayo Clinic

HEMATOLOGY ONCOLOGY



Dr. Martin Tallman
Northwestern University



Dr. Jorge Cortes
Augusta University



Dr. Michael Andreeff
MD Anderson Cancer Center



Dr. Giovanni Martinelli
Bologna University

Recent Developments

Relapsed or Refractory Acute Myeloid Leukemia

- ✓ **Enrollment and dosing underway in Phase 3 clinical trial, MIRACLE, evaluating Annamycin (naxtarubicin) in combination with cytarabine (AnnAraC) for the treatment of R/R AML**
  - ✓ Multination trial with active sites in the United States, Europe, Ukraine and Georgia
  - ✓ First patient treated in March 2025 – 30+ sites selected for Part A as of May 30, 2025. 60% of first 45 subjects enrolled Nov. 4, 2025
  - ✓ Multiple near-term unblinded data readouts expected: 45 subjects recruited in 1Q 2026; unblinding shortly thereafter; 90 subjects 2H 2026
  - ✓ World Health Organization approved "naxtarubicin" for the non-proprietary name for Annamycin
  - ✓ Bolstered Annamycin intellectual property portfolio with granting of two new U.S. patents

Soft Tissue Sarcoma (STS) Lung Mets

- ✓ **Encouraging efficacy and safety data demonstrated from MB-107 trial with final data readout reported**
  - ✓ Previously completed enrollment in the Phase 2 portion of its U.S. Phase 1B/2 clinical trial
  - ✓ Orphan Drug Designation from the FDA
  - ✓ Expect to identify next phase of development in near term

Pancreatic Cancer

- ✓ **Announced letter of intent with Atlantic Health Systems, Inc. to support investigator-sponsored Phase 1b/2 trial of Annamycin in third-line pancreatic cancer patients**

Global Network

All technology licensed from MD Anderson Cancer Center (MDACC)

Supports continuing preclinical research on our technology at MDACC

Active contractors in US, EU and Asia for drug production and distribution as well as for clinical trial management

Past & current externally funded trials – MD Anderson Cancer Center; Emory University, Aflac Cancer & Blood Disorders Center, Children's Healthcare of Atlanta; Northwestern University (NIH & BrainUp); Madame Curie Institute (Poland) and others in discussion